UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Dell Inc.

(Name of Registrant as Specified In Its Charter)

O. Mason Hawkins
Chairman of the Board and C.E.O.
Southeastern Asset Management, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 31, 2013, Southeastern Asset Management, Inc. issued the following press release:

Southeastern Asset Management Mails Open Letter to Dell Stockholders

Urges Stockholders to Take No Action Regarding Dell’s Proxy Materials

MEMPHIS, Tenn., May 31, 2013—Southeastern Asset Management, Inc. the largest independent stockholder of Dell Inc. (Nasdaq: DELL) today released an open letter to stockholders of Dell urging them not to take any action in response to Dell’s proxy materials related to the management-led buyout proposal, and to refrain from signing or returning any proxy card that they may receive from Dell. Southeastern will mail its letter directly to Dell stockholders.

Southeastern, along with Icahn Enterprises L.P., believes that substantially greater value can be realized for Dell stockholders than what is reflected in the Dell management-led buyout proposal and will be making a proxy statement available in the near future.

The full text of the letter is as follows:

[SOUTHEASTERN ASSET MANAGEMENT, INC. LETTERHEAD]

May 31, 2013

Dear Fellow Dell Stockholder:

Earlier today, Dell Inc. announced that it has filed definitive proxy materials with the Securities and Exchange Commission soliciting your vote for a proposed transaction in which Dell would be taken private at $13.65 per share in a management buyout sponsored by Michael Dell and his partner, a private equity firm called Silver Lake Partners (the “Management Buyout Proposal”).  Southeastern Asset Management, Inc. beneficially owns more than 8% of the outstanding shares of Dell, which makes us the single largest independent investor in Dell.  We are a long-term investor in Dell and (like you) we care about our investment.  We urge you to refrain from signing or returning any proxy card voting for the Management Buyout Proposal (or, for that matter, any proxy card sent to you by Dell).

We, along with Icahn Enterprises L.P., believe that substantially greater value can be realized for Dell stockholders than what is reflected in the Management Buyout Proposal.  In the near future, we will make our own proxy statement available to stockholders.

After you have received and reviewed our proxy statement, together with the proxy statement sent to you by the board of directors of Dell, we will ask you to consult with your financial advisor and join with us in opposing the Management Buyout Proposal.  Until then, we urge you to refrain from signing or returning any proxy card voting for the Management Buyout Proposal (or, for that matter, any proxy card sent to you by Dell).

In our efforts to advance superior alternatives to the Management Buyout Proposal for the benefit of all stockholders, Southeastern has agreed to work with Icahn Enterprises L.P. and certain of its affiliates solely for the purposes of promoting the proposals contained in our May 9, 2013, letter to the Board of Directors of Dell, including urging stockholders to vote against the Management Buyout Proposal.

If you have any questions, please contact D.F. King & Co., Inc., which is assisting us in connection with our opposition to the Management Buyout Proposal, toll-free at 1-800-347-4750.

We look forward to communicating with you about your investment in Dell.

Sincerely,

/s/ O. Mason Hawkins	/s/ G. Staley Cates

O. Mason Hawkins, CFA	G. Staley Cates, CFA
Chairman & CEO	President & CIO

ABOUT SOUTHEASTERN ASSET MANAGEMENT
Southeastern Asset Management, Inc., headquartered in Memphis, Tenn., is an investment management firm with $34 billion in assets under management acting as investment advisor to institutional investors and the four Longleaf Partners Funds: Longleaf Partners Fund, Longleaf Partners Small-Cap Fund, Longleaf Partners Global Fund and Longleaf Partners International Fund, as well as two Irish domiciled UCITS Funds: Longleaf Partners Global UCITS Fund and Longleaf Partners US UCITS Fund. Southeastern was established in 1975, and the first of the Longleaf Partners Funds was launched in 1987.

INFORMATION ABOUT SOUTHEASTERN ASSET MANAGEMENT, INC. (“SAM”) AND A DESCRIPTION OF ITS DIRECT AND INDIRECT INTEREST BY SECURITY HOLDINGS IS CONTAINED IN THE SCHEDULE 13D FILED BY SAM WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON FEBRUARY 8, 2013 (AS AMENDED FROM TIME TO TIME).  FREE COPIES OF THESE DOCUMENTS CAN BE OBTAINED AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

SAM AND ICAHN ENTERPRISES L.P. (“ICAHN”) INTEND TO FILE A PROXY STATEMENT WITH THE SEC REGARDING THE MANAGEMENT BUYOUT PROPOSAL OF DELL, AS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER, DATED AS OF FEBRUARY 5, 2013, BY AND AMONG DENALI HOLDING INC., DENALI INTERMEDIATE INC., DENALI ACQUIROR INC. AND DELL.  BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF DELL ARE URGED TO READ SAM AND ICAHN’S DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, CAREFULLY IN ITS ENTIRETY, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MANAGEMENT BUYOUT PROPOSAL.  STOCKHOLDERS OF DELL MAY OBTAIN FREE COPIES OF THE DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC BY SAM AND ICAHN AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release, and the documents referred to or incorporated by reference into this press release, are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives.  Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties.  Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties.  Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.  Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,”  “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this press release include, among other things, the factors identified under the section entitled “Risk Factors” in Dell’s Annual Report on Form 10-K for the year ended February 1, 2013 and under the section entitled “Cautionary Statement Concerning Forward-Looking Information” in Dell’s Definitive Proxy Statement filed on May 31, 2013.  Such forward-looking statements should therefore be construed in light of such factors, and Southeastern/Icahn Enterprises L.P. are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PRESS CONTACTS

Southeastern Asset Management
Lee Harper
(901) 818-5240